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                                                                     EXHIBIT 5.1

                 [PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]


                                           January 25, 1999


Omnipoint Corporation
3 Bethesda Metro Center
Suite 400
Bethesda, Maryland  20814

Gentlemen:

     We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement"), relating to 1,775,000 shares of Common Stock, $0.01 par value per share, of Omnipoint Corporation, a Delaware corporation (the "Company") and 7,000,000 shares of Series E Preferred Stock, par value $0.01 par value per share, of the Company (collectively, the "Shares"), to be issued in connection with the merger of East/West Communications, Inc. ("East/West") with the Company.

     We have examined the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon consummation of the Merger in accordance with the terms and provisions of the Agreement and Plan of Merger, by and between the Company and East/West, dated as of October 22, 1999, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus/Proxy Statement and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Piper Marbury Rudnick & Wolfe LLP